Exhibit 99.1

INVUITY REPORTS 2015 SECOND QUARTER,

SIX-MONTH FINANCIAL RESULTS

Second Quarter Revenue Increased 69 Percent Over Prior Year Period

SAN FRANCISCO, August 11, 2015 - Invuity, Inc. (NASDAQ:IVTY), a medical technology company, today reported financial results for the second quarter and six-months ended June 30, 2015.

Q2 2015 Highlights

•	Revenue grew 69 percent to $4.7 million compared to revenue of $2.8 million in the 2014 second quarter.

•	Revenue would have been $5.0 million, without the impact of a $300,000 adjustment.

•	Invuity sold its devices to approximately 450 hospitals in the second quarter of 2015.

•	In June 2015, Invuity closed its initial public offering (IPO) of 4,600,000 shares of common stock (including 600,000 shares purchased by the underwriters pursuant to an option to purchase additional shares) at the public offering price of $12.00 per share, netting $47.2 million after all banker fees and issuance costs.

Financial Results

Revenue was $4.7 million in the second quarter of 2015, compared to $2.8 million in the second quarter of 2014 and $4.4 million in the first quarter of 2015. Revenue in the second quarter of 2015 would have totaled $5.0 million without the impact of an approximately $300,000 reversal of revenue that was originally recorded in the fourth quarter of 2014.

For the first six months of 2015, revenue was $9.2 million, up 85 percent from revenue of $5.0 million in the first six months of 2014.

“Invuity has the unique opportunity to further expand its platform technology to enable new and emerging surgical procedures,” said President and CEO Philip Sawyer. “We have built strong commercial momentum in our initial clinical areas and will continue to deliver devices and technologies that address additional specialties and new high volume procedures.”

Gross margin for the second quarter and first six months of 2015 was 59 percent and 60 percent, respectively, compared to 55 percent and 59 percent for the same periods in 2014.

Total operating expenses for the 2015 second quarter and first six months were $11.7 million and $22.5 million, respectively, compared to $6.6 million and $12.4 million in the prior year periods.

The net loss for the second quarter of 2015 was $9.3 million, or $3.20 loss per share, compared to a net loss of $5.5 million, or $8.40 loss per share, for the second quarter of 2014. The net loss for the first half of 2015 was $18.4 million, or $10.11 loss per share, compared to $10.2 million, or $15.75 loss per share, for the first half of 2014.

The Company’s balance sheet as of June 30, 2015 showed total cash and cash equivalents of $65.8 million, including proceeds from the IPO in June.

Conference Call

Invuity’s management will discuss the Company’s financial results for the second quarter and six months ended June 30, 2015, and provide a general business update during a conference call beginning at 5:00 p.m. Eastern Time today, August 11, 2015. To join the live call, participants may dial 1-855-539-0900 (U.S.) or 1-412-455-6044 (International). To listen to the live call via Invuity’s website, go to www.invuity.com, in the Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call for a period of 90 days in the Events & Presentations section of the website.

About Invuity®

Invuity, Inc. is a medical technology company focused on developing and marketing advanced photonics devices to improve the ability of surgeons to illuminate and visualize the surgical cavity during open minimally invasive and minimal access surgery. The Company’s patented Intelligent Photonics™ technology enables enhanced surgical precision, efficiency and safety by providing superior visualization. Clinical applications include breast and thyroid oncology, plastic reconstructive, spine, orthopedic, cardiothoracic and general surgery among others. Invuity is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding market opportunities and potential results from future new initiatives. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company’s devices; the Company’s ability to demonstrate to and gain approval from hospitals to use the Company’s devices; the highly competitive business environment for surgical medical devices; the Company’s ability to sell its devices at prices that support its current business strategies; difficulty forecasting future financial performance; protection of the Company’s intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

- TABLES FOLLOW -

CONTACTS:

Media:

Miranda Duncan

Waggener Edstrom

415-342-9430

media@invuity.com

Investors:

Matt Clawson

Pure Communications

949-370-8500

irdept@invuity.com

INVUITY, INC.

Condensed Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$4,747	$2,816	$9,189	$4,970
Cost of goods sold	1,936	1,280	3,668	2,027

Gross profit	2,811	1,536	5,521	2,943

Operating expenses:
Selling, general and administrative	9,820	5,339	18,743	9,913
Research and development	1,857	1,310	3,757	2,513

Total operating expenses	11,677	6,649	22,500	12,426

Loss from operations	(8,866)	(5,113)	(16,979)	(9,483)
Interest expense	(504)	(352)	(873)	(722)
Interest and other income (expense), net	24	9	(526)	37

Net loss	$(9,346)	$(5,456)	$(18,378)	$(10,168)

Net loss per common share, basic and diluted	$(3.20)	$(8.40)	$(10.11)	$(15.75)

Weighted-average shares used to compute net loss per common share, basic and diluted	2,919,823	649,511	1,817,673	645,681

Balance Sheet

as of June 30, 2015 (unaudited)

(In thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$65,755	$6,048
Accounts receivable, net	3,237	2,798
Inventory	4,826	4,271
Prepaid expenses and other current assets	1,115	2,486

Total current assets	74,933	15,603
Restricted cash	1,125	1,125
Property and equipment, net	9,037	8,541
Other non-current assets	—	55

Total assets	$85,095	$25,324

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,022	$1,075
Accrued and other current liabilities	5,094	4,162

Total current liabilities	7,116	5,237
Deferred rent	2,831	2,676
Convertible preferred stock warrant liability	—	136
Long-term debt—related party	14,418	9,347

Total liabilities	24,365	17,396

Commitments and contingencies
Convertible preferred stock, $0.001 par value—0 and 6,207,320 shares authorized at June 30, 2015 and December 31, 2014, respectively; 0 and 6,056,403 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	73,755
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value—10,000,000 and no shares authorized at June 30, 2015 and December 31, 2014, respectively; no shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value—100,000,000 and 9,189,189 shares authorized at June 30, 2015 and December 31, 2014, respectively; 13,305,015 and 711,249 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	13	1
Additional paid-in capital	147,132	2,209
Accumulated deficit	(86,415)	(68,037)

Total stockholders’ equity (deficit)	60,730	(65,827)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$85,095	$25,324

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